Exhibit 10.1

ACQUISITION PAYMENT AGREEMENT

This Acquisition Payment Agreement (the “Agreement”) is entered into as of the last date signed below by and between Keith L. Barnes (“Chairman”) and Verigy Ltd., a corporation organized under the laws of Singapore (the “Company” and together with Chairman, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Corrected Second Amended and Restated Severance Agreement dated March 5, 2010, as amended by the Non-Competition Agreement (the “Severance Agreement”);

WHEREAS, the Parties entered into a Non-Competition Agreement dated November 17, 2010 (the “Non-Competition Agreement”);

WHEREAS, the Company and Advantest Corporation (“Advantest”) have or may enter into an Implementation Agreement (the “Implementation Agreement”), pursuant to which Advantest will acquire the entire issued share capital of the Company (the “Acquisition”), which shall constitute a change in ownership or effective control of the Company or change in ownership of a substantial portion of the assets of the Company, in each case within the meaning of Treasury Regulation Section 1.409A-3(i)(5) (a “Section 409A Change in Control”); and

WHEREAS, as an incentive for Chairman to lead the Company through the Acquisition, the Parties desire to provide Chairman a new right for certain change of control payments and benefits if the consummation of the Acquisition occurs as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Chairman hereby agree as follows:

1. Effective Date. This Agreement shall be effective as of, and contingent upon, the termination of the Agreement and Plan of Merger (pursuant to Section 7.1 thereof), dated as of November 17, 2010 by and between the Company, LTX-Credence Corporation and certain other signatories (the “Effective Date”).

2. Change of Control Payment. If the Acquisition occurs on or after January 1, 2012 and on or before the later of (A) the Termination Date (as shall be defined in the Implementation Agreement) or (B) May 18, 2012, and provided the Acquisition constitutes a Section 409A Change in Control, Chairman shall be entitled to receive a single lump sum amount equal to $1,164,816, payable as of immediately prior to the closing of the Acquisition (which represents the sum of Chairman’s annual base salary and target bonus as of Chairman’s employment termination date of December 31, 2010). Such lump sum amount shall be payable in cash and subject to any applicable tax reporting and withholding.

3. Section 409A. Each payment under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). This Agreement

is intended to be exempt from and/or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and official guidance promulgated thereunder (together, “Section 409A”), so that none of the payments to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities and/or ambiguous terms herein will be interpreted to so comply. The Parties agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Chairman under Section 409A.

4. Clarification of Non-Competition Agreement. The intent of the Parties is and always has been that the reference to “Chairman of Buyer” in Section 1 of the Non-Competition Agreement refers to “Chairman of the Company.” Therefore, the reference to “Chairman of Buyer” in Section 1 of the Non-Competition Agreement hereby is clarified to read “Chairman of the Company.”

5. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6. Entire Agreement. This Agreement sets forth the entire understanding of Chairman and the Company (or its successor) relating to the subject matter hereof and supersedes all prior agreements and understandings between any of such parties relating to the subject matter hereof. For the avoidance of doubt, any of the Chairman’s employment and/or severance arrangements with the Company, including, but not limited to, the Non-Competition Agreement, as clarified herein, and the Severance Agreement, continue in full force and effect.

7. Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company (or its successor) and Chairman.

8. Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

9. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

[signature page to follow]

In witness whereof, the undersigned have executed this Agreement on the dates set forth below.

“CHAIRMAN”	By:	/s/ Keith L. Barnes

	Print Name:	Keith L. Barnes

Address:

Date: March 25, 2011

“COMPANY”	a corporation organized under the laws of Singapore

/s/ Margo M. Smith
Margo M. Smith
Vice President & General Counsel

Date: March 25, 2011

[signature page of the Barnes Acquisition Payment Agreement]